ITEM — 5: OTHER EVENTS
ITEM — 7: EXHIBIT INDEX
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 1999

KEY CONSUMER ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

333-12431 (Commission File Number)	52-1995940 (IRS Employer Identification No.)

Key Tower
127 Public Square
Cleveland, Ohio 44114-1306
(Address of Principal Executive Offices) (Zip Code)

(216) 689-6300
(Telephone number of Principal Executive Offices)

ITEM — 5:                                                   OTHER EVENTS

      The Registrant entered into a certain Sale and Servicing Agreement dated as of September 23, 1997 (the “Agreement”) among the Registrant, AFG Receivables Trust 1997-B, as issuer (the “Issuer”), Key Bank USA, National Association, as servicer (the “Servicer”) and Bankers Trust Company, as indenture Trustee (the “Indenture Trustee”). Under a Subservicing and Custodial Agreement dated as of September 23, 1997, AutoFinance Group, Inc. agreed to act as subservicer and subcustodian for Key Bank USA, National Association. Pursuant to an Indenture dated September 23, 1997 between the Issuer and the Indenture Trustee, a new series of notes and certificates (the 1997-B Notes and Certificates) representing interests in or secured by assets of the AFG Receivables Trust 1997-B, was created. The 1997-B Notes and Certificates consist of three classes of Asset Backed Notes and Asset Backed Certificates: the 6.20% Asset Backed Notes, Class A; the 6.40% Asset Backed Notes, Class B; the 7.00% Asset Backed Notes, Class C; and Asset Backed Certificates. Only the Notes were sold to the public. Reference is made to the Registration Statement, as amended, of Registrant on Form S-3, Registration No. 333-12431, under the Securities Act of 1933, as amended (the “Securities Act”) and to the Prospectus Supplement thereto dated September 15, 1997, filed in connection therewith pursuant to Rule 424(b) of the Securities and Exchange Commission under the Securities Act, which describes further the Notes and Certificates and the offering thereof.

      On December 15, 1999, a distribution was made to the holders of the 1997-B Notes and Certificates. Specific information with respect to the distribution, as prepared by AutoFinance Group, Inc. as subservicer, is filed as Exhibit 20 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM — 7:                                                  EXHIBIT INDEX

		Sequentially
Exhibit No.	Description	Numbered Page

20	Settlement Statement of the Issuer for the period ended November 30, 1999 and the related distributions made on December 15, 1999	4

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 1999	KEY CONSUMER ACCEPTANCE CORPORATION

By /s/ Craig T. Platt _____________________________________ Craig T. Platt President and Chief Executive Officer